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                                                                    Exhibit 21.1

                   Subsidiaries of iGate Capital Corporation

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Subsidiary                                              Jurisdiction of Incorporation/Formation
-------------------------------------------------  -------------------------------------------------
Air2Web, Inc.                                                             GA
Chen & McGinley, Inc.                                                     CA
Direct Resources Scotland, Ltd.                                        Scotland
eJIVA, Inc.                                                               PA
Emplifi, Inc.                                                             PA
Planning Technologies, Inc.                                               GA
Ex-Tra-Net Applications, Inc.                                             PA
Global Financial Services of Nevada                                       NV
Goldstar Computer Systems Inc.                                      Ontario, Canada
iGate Capital Management, Inc.                                            PA
iGate Europe, Inc.                                                        PA
iGate Holding Corporation                                                 DE
iGate Management, Inc.                                                    PA
iGate Venture Management LLC                                              PA
iGate Ventures Holding Corporation                                        DE
iGate Ventures, Inc.                                                      DE
Innovative Resource Group                                                 PA
Mascot Systems Private Limited                                           India
Mastech Application Services, Inc.                                        PA
Mastech Asia Pacific Pty. Ltd.                                         Australia
Mastech Asia Pacific (NT) Pty. Ltd.                                    Australia
Mastech Canada, Inc.                                                    Canada
Mastech MMBH                                                           Malaysia
Mastech Quantum Information Resources Ltd.                          Quebec, Canada
Mastech Systems (Germany) GmbH                                          Germany
Mastech Systems Corporation                                               PA
Mastech Trademark Corporation                                             DE
Mastech Trademark Systems, Inc.                                           DE
MC Computer Services Pty. Ltd.                                         Australia
Quantum Group (U.S.), Inc.                                                DE
Quantum Information Resources, Inc.                                       NY
Scott Systems Private Limited                                            India
Silverside Computer Systems, Inc.                                       Canada
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